Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

AMONG

SELECT INCOME REIT

GOVERNMENT PROPERTIES INCOME TRUST

and

U.S. BANK NATIONAL ASSOCIATION

as of DECEMBER 31, 2018

SUPPLEMENTAL TO THE INDENTURE DATED AS OF FEBRUARY 3, 2015

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of December 31, 2018 (this “Supplemental Indenture”), is among SELECT INCOME REIT, a Maryland real estate investment trust (“SIR”), GOVERNMENT PROPERTIES INCOME TRUST, a Maryland real estate investment trust (“GOV”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, SIR and the Trustee are parties to an Indenture, dated as of February 3, 2015 as supplemented by a first supplemental indenture dated as of February 3, 2015, and a second supplemental indenture dated as of May 15, 2017, between SIR and the Trustee (the “Indenture”);

WHEREAS, SIR, GOV and GOV MS REIT, a Maryland real estate investment trust and a wholly owned subsidiary of GOV (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of September 14, 2018 (the “Merger Agreement”), providing for the merger of SIR with and into Merger Sub, with Merger Sub as the surviving entity and, immediately thereafter, the merger of Merger Sub with and into GOV, with GOV as the surviving entity and successor by merger to Merger Sub and SIR (these transactions, collectively, the “Merger”), and, immediately following the Merger, GOV shall change its name to Office Properties Income Trust (“OPI”);

WHEREAS, as a condition to the Merger, Section 801 of the Indenture requires, among other things, that GOV execute and deliver an indenture supplemental to the Indenture to assume the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of SIR to be performed or observed thereunder;

WHEREAS, GOV and SIR desire to enter into a supplemental indenture pursuant to the terms of Sections 801 and 901(a) of the Indenture; and

WHEREAS, pursuant to Section 901(a) of the Indenture, SIR, GOV and the Trustee may enter into this Supplemental Indenture without consent of any Holder.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE 1
ASSUMPTION

Section 1.01.                                                 ASSUMPTION OF PAYMENT, PERFORMANCE AND OBSERVANCE.

GOV (and, following its name change, OPI) hereby expressly assumes the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of SIR to be performed or observed thereunder.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

Section 2.01.                                                 GOOD STANDING.

GOV represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

Section 2.02.                                                 POWER AND AUTHORITY.

Each of SIR and GOV represents and warrants that it has all requisite power and authority to execute, deliver and perform its obligations hereunder, under the Indenture and under the Securities, and that the execution, delivery and performance by SIR and GOV of this Supplemental Indenture and the Indenture have been duly authorized by all necessary corporate or other organizational actions.

Section 2.03.                                                 NO EVENT OF DEFAULT.

Each of SIR and GOV represents and warrants that immediately after giving effect to the Merger, and treating any indebtedness which becomes an obligation of GOV (as the surviving entity) or a Subsidiary thereof as a result of the Merger as having been incurred by GOV or such Subsidiary at the time of the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 2.04.                                                 OFFICERS’ CERTIFICATE.

SIR and GOV represent and warrant that they have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel as required under Section 801(d) of the Indenture.

ARTICLE 3
SUCCESSION AND SUBSTITUTION

Section 3.01.                                                 SUCCESSOR ENTITY SUBSTITUTED.

Upon the consummation of the Merger, Section 802 of the Indenture shall have effect to the extent set forth therein, subject to such Section.

ARTICLE 4
MISCELLANEOUS

Section 4.01.                                                 CAPITALIZED TERMS.

Capitalized terms used in this Supplemental Indenture that have not otherwise been defined herein shall have the meanings assigned thereto in the Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 4.02.                                                 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required thereunder to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may

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be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 4.03.                                                 COUNTERPARTS.

This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 4.04.                                                 GOVERNING LAW.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.05.                                                 CONSTRUCTION OF TERMS

To the extent that any terms of this Supplemental Indenture is inconsistent with the terms of the Base Indenture, the terms of this Supplemental Indenture shall govern and supersede such inconsistent terms.

Section 4.06.                                                 SEVERABILITY.

In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

Section 4.07.                                                 EFFECT OF HEADINGS.

The section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.08.                                                 NO PERSONAL LIABILITY OF TRUSTEES, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

No past, present or future trustee, manager, officer, employee, incorporator, shareholder, member or agent of SIR, GOV or OPI, as such, shall have any liability for any obligations of SIR, GOV or OPI under this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

Section 4.09.                                               PROVISIONS OF SUPPLEMENTAL INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS.

Nothing in this Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 4.10.                                                 EXECUTION AS SUPPLEMENTAL INDENTURE.

This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.

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Section 4.11.                                                 RATIFICATION AND INCORPORATION OF INDENTURE.

As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 4.12.                                                 TRUSTEE.

The Trustee makes no representations as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement or recital herein.

Section 4.13.                                                 NOTICE.

Any notice or communication to SIR, GOV or OPI by any party hereto is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the following address:

Office Properties Income Trust
Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458
Attention: President
Telecopier No.: (617) 603-6683

SIR or GOV by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

[Remainder of Page Left Blank Intentionally; Signature Pages Follow Immediately.]

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IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed, and attested, all as of the date and year first written above.

SELECT INCOME REIT

By:	/s/ Jeffrey C. Leer
	Name:	Jeffrey C. Leer
	Title:	Chief Financial Officer and Treasurer

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David W. Doucette
	Name:	David W. Doucette
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]